                                                                   Exhibit 10.77


                              AMENDED AND RESTATED
                             CASH COLLATERAL ACCOUNT
                    SECURITY, PLEDGE AND ASSIGNMENT AGREEMENT

                                      among

                           MAGNOLIA ASSOCIATES, LTD.,
                                   as Borrower

                                       and

                            THE CHASE MANHATTAN BANK,
                                    as Agent

                                       and

                      MERRILL LYNCH MORTGAGE CAPITAL INC.,
                                    as Lender

                         DATED: as of November 26, 1997

                  AMENDED AND RESTATED CASH COLLATERAL ACCOUNT
                    SECURITY, PLEDGE AND ASSIGNMENT AGREEMENT

            AMENDED AND RESTATED CASH COLLATERAL ACCOUNT SECURITY, PLEDGE AND ASSIGNMENT AGREEMENT (this "Agreement"), dated as of November 26, 1997, among MAGNOLIA ASSOCIATES, LTD. ("Borrower"), THE CHASE MANHATTAN BANK ("Agent"), and MERRILL LYNCH MORTGAGE CAPITAL INC. ("Lender").

                              W I T N E S S E T H:

            WHEREAS, Borrower is the holder of certain real property described in Exhibit A attached hereto (collectively, the "Premises", and the portion of the Premises described in Exhibit A-1 attached hereto, the "Orlando Premises", and the portion of the Premises described in Exhibit A-2 attached hereto, the "Tower 45 Premises");

            WHEREAS, Lender and 286 Madison, L.P., 290 Madison, L.P. and 292 Madison, L.P., collectively as mortgagor ("Mortgagor") have spread the lien of the Original Mortgage to the Tower 45 Premises and have consolidated, amended and restated the Original Mortgages and those mortgages encumbering the Tower 45 Premises (the "Additional Mortgages") in their entirety to secure indebtedness in the maximum principal amount of One Hundred Seven Million Dollars ($107,000,000) (the "Loan") which Loan is evidenced by a consolidated, amended and restated mortgage note dated as of the date hereof (as the same may be amended, modified, increased or restated, the "Note"), made by Borrower, as maker, in favor of Lender, as payee, and secured by (i) a Consolidated, Amended and Restated Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated as of the date hereof (as the same may be amended, modified, consolidated or restated, the "Mortgage"), between Mortgagor, and Lender, as mortgagee, (ii) an Amended and Restated Assignment of Rents and Leases made by Mortgagor, as assignor, to Lender, as assignee, dated as of the date hereof (as the same may be amended, modified or restated, the "Assignment"), and (iii) the other Loan Documents;

            WHEREAS, pursuant to Section 38(b) of the Mortgage, the properties owned by 286 Madison, L.P., 290 Madison, L.P. and 292 Madison, L.P. (collectively, the "Madison Borrowers") shall be released from the lien of the Mortgage by

December 15, 1997 upon the satisfaction of certain conditions set forth therein, and as a result of such contemplated release, the Madison Borrowers are not a party to this Agreement;

            WHEREAS, pursuant to the Mortgage and the Assignment, Borrower has granted to Lender a security interest in the rents and other revenues derived from or otherwise attributable or allocable to the Premises, and has absolutely assigned and conveyed to Lender all of the rents, income, revenue, issues and profits due and to become due or to which Borrower is now or may hereafter become entitled, arising out of the leases or the Premises or any part or parts thereof; and

            WHEREAS, in order to further effectuate the assignment of rents and profits by Borrower to Lender, Borrower has established, pursuant to the Cash Collateral Account Security, Pledge and Assignment Agreement, dated as of October 15, 1997, by and among Mortgagor, as borrower, Agent and Midland Loan Services, L.P. ("Midland"), as assigned by Midland to Lender (the "Original Agreement"), the Operating Account, the P&I Escrow Account, the Mortgage Escrow Account, the Capital Expenditure Reserve Account, the TI and Leasing Reserve Account, the Security Deposit Account/Orlando, the Security Deposit Account/Tower 45 and the D.E.Shaw Security Deposit Account (as such terms are defined in Section 3(a) hereof) (the Operating Account, the P&I Escrow Account, the Mortgage Escrow Account, the Capital Expenditure Reserve Account, the TI and Leasing Reserve Account and the Security Deposit Account are hereinafter collectively referred to as the "Accounts") and has granted to Agent, as agent for Lender, a perfected first priority security interests therein upon the terms and subject to the conditions thereof.

            WHEREAS, as a condition to making the Loan, Lender has required that Borrower amend and restate this Agreement for the benefit of the Lender;

            NOW, THEREFORE, in consideration of the agreements and covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate this Agreement as follows:

1. Defined Terms. Capitalized terms not otherwise defined herein shall be as defined in the Mortgage.

            (i) "Air Rights Reserve Amounts" means those amounts required to be deposited on a monthly basis by Borrower with Agent in connection with basic rental due under the Air Rights Lease, for so long as the Air Rights Lease may be in existence.

            (ii) "Approved Annual Budget" means the annual budget to be prepared by Borrower from and after the Reset Date and approved by Lender in accordance with Section 18 of the Note.

            (iii) "Approved Bank" means banks or other financial institutions which have a minimum long-term unsecured debt rating of at least "AA" by each of the Rating Agencies, or if any such bank or other financial institution is not rated by all the Rating Agencies, then a minimum long-term rating of at least "AA" or its equivalent by the Rating Agencies involved in any securitization of which the Loan forms a part.

            (iv) "Cash Expenses" means, for any period, the operating expenses for the operation and maintenance of the Premises to the extent that such expenses are actually incurred by Borrower after the Reset Date and as the same are set forth on the Approved Annual Budget, less Mortgage Escrow Amounts.

            (v) "Extraordinary Expense" means an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget.

            (vi) "Lease Expiration Reserve Amounts" means those amounts required pursuant to Section 48(b)(ii) of the Mortgage to be deposited by Borrower with Agent in connection with any Material Lease scheduled to expire within one year from the date in question.

            (vii) "Loan Documents" means the Note, the Mortgage, the Assignment, this Agreement, and any and all other agreements, instruments or documents executed by Borrower evidencing, securing or delivered in connection with the Loan and the transactions contemplated thereby.

            (viii) "Material Lease" means a lease demising not less than (i) 20,000 rentable square feet at the Orlando Premises and (ii) 25,000 rentable square feet at the Tower 45 Premises.

            (ix) "Mortgage Escrow Amounts" means amounts required pursuant to
Section 8 of the Mortgage to be deposited by Borrower with Agent for the payment of real estate taxes and insurance premiums, and which, for the purposes of this Agreement shall include Air Rights Reserve Amounts.

            (x) "Mortgage Escrow Security" means a letter of credit or cash or cash equivalents that satisfy the requirements of the Mortgage and that may be delivered by Borrower to Lender in lieu of depositing Mortgage Escrow Amounts with Agent.

            (xi) "Payment Date" means the first business day of each month commencing on January 1, 1998, through November 1, 2027.

            (xii) "Person" means any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, and any federal, state, county or municipal government or any political subdivision thereof.

            (xiii) "Rating Agencies" means Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., Moody's Investors Services, Inc. and Fitch Investor Services, L.P. or, if such corporation shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by Lender, provided, however, that at any time during which the Loan is an asset of a securitization, "Rating Agencies" shall mean the rating agencies that from time to time rate the securities issued in connection with such securitization.

            (xiv) "Reset Date" means November 1, 2004.

            2. Security for Obligations. To secure the full and punctual payment and performance of all obligations of Borrower now or hereafter existing with respect to the Loan, whether for principal, interest, fees, expenses or otherwise, and all obligations of Borrower now or hereafter existing under the Note, the Mortgage, this Agreement and all other Loan Documents (all such obligations, collectively, the "Obligations"), Borrower hereby sells, assigns, conveys, pledges and transfers to Agent, as agent for Lender, a first priority continuing security interest in and to the following property of Borrower to the extent of Borrower's ownership interest therein, whether now owned or existing or hereafter acquired or arising and regard less of where located (all of the same, collectively, the "Collateral"):

                  (a) the Accounts and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time including, without limitation, all deposits or wire transfers made to the Accounts pursuant to Paragraph 3(a) hereof;

                  (b) any and all amounts invested in Permitted Investments (as hereinafter defined);

                  (c) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and

                  (d) to the extent not covered by clauses (a), (b) or (c) above, all proceeds (as defined under the Uniform Commercial Code as in effect in the State in which the Accounts are located (the "UCC") of any or all of the foregoing.

            Agent, as agent for Lender, shall have with respect to the Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.

            3. Operating Accounts.

            (a) Borrower has established in the name of Agent, as agent for Lender, as secured party, two cash collateral accounts (individually, an "Operating Account", and collectively, the "Operating Accounts") with Agent. Borrower represents, warrants and covenants that (w) all tenants of the Premises will have been instructed as of the date hereof, pursuant to letters of instruction delivered to tenants, evidence of which has been delivered to Lender, to either mail all checks or wire all funds with respect to rental due under the leases of the Premises to the applicable Operating Account (any such checks to be delivered to the lock boxes maintained with Agent, as described on Exhibit B attached hereto), (x) all operating revenue from the Premises will be deposited by Borrower into the applicable Operating Account, (y) there are no other accounts other than the Operating Accounts maintained by Borrower or any other Person for the collection of rents with respect to the Premises, and (z) so long as the Note shall be outstanding, neither it nor any other Person shall open any other operating accounts with respect to the Premises. Borrower has established in the name of Agent, as agent for Lender, as secured party, a segregated cash collateral account (the "P&I Escrow Account") with Agent. Borrower has established in the name of Agent, as agent for Lender, as secured party, a segregated cash collateral account (the "Mortgage Escrow Account") with Agent. Borrower has established in the name of Agent, as agent for Lender, as secured party, a segregated cash collateral account (the "Capital Expenditure Reserve Account") with Agent. Borrower has established in the name of Agent, as agent for Lender, as secured party, a segregated cash collateral account (the "TI and Leasing Reserve Account") with Agent. Borrower has established in the name of Agent, as agent for Lender, as secured party, a segregated cash collateral account (the "Security Deposit Account/Orlando") with Agent. Borrower has established in the name of Agent, as agent for Lender, as secured party, a segregated cash collateral account (the "Security Deposit Account/Tower 45") with Agent. Borrower has established in the name of Agent, as agent for Lender, as secured party, a segregated cash collateral account (the "D.E. Shaw Security Deposit Account") with Agent. Borrower has established in the name of Agent, as agent for Lender, as secured party, a segregated custodial account (the "D.E. Shaw Bond Account"). The Accounts are more particularly described on Exhibit B hereto. The Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Interest accruing on the Permitted Investments shall be periodically added to the principal amount of the Operating Accounts, the Security Deposit Account/Orlando, the Security Deposit Account/Tower 45 and the D.E. Shaw Security Deposit Account and shall be held, disbursed and applied in accordance with the provisions of this Agreement. All statements relating to the Accounts shall be issued by Agent to Lender (or such other Person as Lender may designate as Lender's representative) and Borrower. Borrower shall be the beneficial owner of the Accounts for federal income tax purposes and shall report all income on the Accounts. Returned items in the Operating Accounts will be charged against the Borrower in the succeeding month. The Accounts (other than the Operating Accounts, the Security Deposit Account/Orlando, the Security Deposit Account/Tower 45 and the D.E. Shaw Security Deposit Account) shall be subaccounts of the Operating Accounts. Any thing in this Agreement to the contrary notwithstanding, Agent shall never be obligated to release funds from the Accounts in excess of the collected and available amount therein.

                  (b) Borrower hereby agrees that all amounts required to be deposited in the Operating Accounts and received by Borrower or any of its Affiliates shall be deposited immediately into the applicable Operating Account. Until so deposited, any such amounts held by Borrower shall be deemed to be Collateral and shall be held in trust by it for the benefit, and as the property, of Agent, as agent for Lender and shall not be commingled with any other funds or property of Borrower.

                  (c) Borrower shall deliver to Agent for deposit in the P&I Escrow Account on the date hereof the amount of One Million Nine Hundred Fifty One Thousand Three Hundred Fifty Five and 86/100 ($1,951,355.86).

                  (d) Borrower shall have delivered to Agent, as of the date of the Original Agreement, for deposit in the Mortgage Escrow Account on the date hereof the amount of Nine Hundred Forty One Thousand Four Hundred Sixty Seven and 74/100 Dollars ($941,467.74), unless Lender shall notify Agent that, pursuant to Section 8(b) of the Mortgage, Borrower has elected to replace any Mortgage Escrow Amounts with Mortgage Escrow Security.

                  (e) Borrower shall deliver to Agent for deposit in the Capital Expenditure Reserve Account on the date hereof the amount of Four Hundred Fifty Two Thousand One Hundred Twenty Seven Dollars ($452,127).

                  (f) Borrower shall deliver to Agent for deposit in the Security Deposit Account/Orlando on the date hereof the amount of Seventy Six Thousand Eighty Nine and 55/100 Dollars ($76,089.55). Borrower shall deliver to Agent for deposit in the Security Deposit Account/Tower 45 on the date hereof the amount of Five Hundred Sixty Three Thousand Six Hundred Fifty Seven and 12/100 Dollars ($563,657.12). Borrower shall deliver to Agent for deposit in the D.E. Shaw Security Deposit Account on the date hereof the amount of One Million One Hundred Eighty Seven Thousand Seventy Three and 42/100 Dollars ($1,187,073.42). Borrower shall transfer or cause to be transferred into the name of Agent, the Bonds (as defined herein) which shall be held by Agent in the D.E. Shaw Bond Account.

                  (g) At such time as Borrower shall be required to fund Lease Expiration Reserve Amounts into the TI and Leasing Reserve Account in accordance with Section 48(b) of the Mortgage, Lender shall deliver to Agent and Borrower a statement setting forth the monthly Lease Expiration Reserve Amounts to be transferred by Agent from the applicable Operating Account into the TI and Leasing Reserve Account with respect to the expiring Material Lease. In addition, from and after such time as Borrower shall be required to fund Lease Expiration Reserve Amounts, Borrower shall deliver no later than the fifteenth
(15th) day of each month, or, if the fifteenth day shall not be a business day, on the business day following the fifteenth day of the month, to Agent and Lender a certificate of an officer of Bor rower certifying, as of the date thereof, the anticipated Cash Expenses for the Premises for the applicable month, provided, however, that the monthly Lease Expiration Reserve Amounts shall only be funded to the extent of available cash in the applicable Operating Account after payment of the Monthly Amount, the Monthly Mortgage Escrow Amount, Reserve Amounts, the Monthly Capex Amount, the Monthly TI and Leasing Amount and the funding of Cash Expenses. At such time as Borrower shall be required to fund Lease Expiration Reserve Amounts and if in any month, pursuant to the provisions of the clause (g), Borrower shall have funded less than the full amount of the required monthly Lease Expiration Reserve Amounts and such amounts shall not have been previously furnished pursuant to this clause or other wise, Borrower shall deliver to Agent and Lender, on the fifteenth day of each month, or, if the fifteenth day shall not be a Business Day, on the Business Day following the fifteenth day of the month, a certificate of an officer of Borrower certifying as of the date thereof, (y) the anticipated Cash Expenses of the Premises for the next month, and (z) the actual Cash Expenses of the Premises for the preceding month. The difference between actual and budgeted Cash Expenses for the previous month shall be adjusted by Borrower out of or to available cash to be paid by Borrower to Agent.

                  (h) Borrower hereby instructs Agent to withdraw from each Operating Account by 12:00 p.m. New York time on the first Business Day of each month, or as soon thereafter as there shall be sufficient collected funds on deposit in the Operating Accounts, the following amounts and in the following order of priority:

                  (i) funds in an amount equal to the monthly principal and
            interest payment (each, a "P&I Payment" and collectively the "Monthly Amount") as more particularly set forth on Schedule 1 hereto, and deposit the same into the P&I Escrow Account;

                        (ii) funds in an amount equal to the monthly Mortgage
            Escrow Amounts (including the Air Rights Reserve Amounts) (the "Monthly Mortgage Escrow Amount") as more particularly set forth on
            Schedule 2 hereto, and deposit the same into the Mortgage Escrow Account;

                        (iii) funds in an amount equal to the Reserve Amounts,
            if any, as certified by Borrower pursuant to clause (j) hereof, and deposit the same into the Mortgage Escrow Account;

                        (iv) funds in an amount equal to Four Thousand Five
            Hundred Eighty Five Dollars ($4,585) from the Orlando Operating Account and Five Thousand Five Hundred Dollars ($5,500) from the Tower 45 Operating Account (collectively, the "Monthly Capex Amount") and deposit the same into the Capital Expenditure Reserve Account;

                        (v) funds in an amount equal to Forty Five Thou sand
            Dollars ($45,000) from the Orlando Operating Account and Seventy Three Thousand Three Hundred Thirty Three Dollars ($73,333) (collectively, the "Monthly TI and Leasing Amount") and deposit the same into the TI and Leasing Reserve Account.

                        (vi) from time to time in accordance with Paragraph 3(g)
            hereof, funds in an amount equal to the Lease Expiration Reserve Amounts and deposit the same into the TI and Leasing Reserve Account.

                  (i) Provided that (i) no Event of Default shall have occurred and be continuing hereunder or under any of the other Loan Documents, (ii) Borrower shall have delivered to Agent and Lender a certificate of an officer of Borrower's general partner certifying that (x) the signatory knows of no Event of Default that has occurred and is then outstanding hereunder or under any of the other Loan Documents, (y) there are no payables of Borrower outstanding that are more than sixty (60) days past due, unless the same are being contested by Borrower in good faith, and no other obligations of Borrower that are past due that are not being contested in accordance with the Mortgage, and (z) Borrower has delivered to Agent for deposit into the Mortgage Escrow Account (or shall deliver simultaneously there with) or has instructed (or shall instruct simultaneously therewith) Agent to transfer from the applicable Operating Account to the Mortgage Escrow Account, an amount equal to one hundred twenty-five percent (125%) of any amounts being contested in connection with any payables which exceed Two Hundred-Fifty Thousand Dollars ($250,000) in the aggregate (such amounts in excess of Two Hundred-Fifty Thou sand Dollars ($250,000) delivered in connection with any such contest in excess of Two Hundred Fifty Thousand Dollars ($250,000) being hereinafter referred to as the "Reserve Amount"), and (iii) Borrower shall have deposited into the Accounts all funds then required to have been so deposited, then, Borrower may, at any time during a month, instruct Agent in writing (which instructions Agent agrees to follow) to transfer all amounts (less any accrued and unpaid fees and expenses of Agent) remaining on deposit from time to time in the Operating Accounts for the balance of the applicable month, from the Operating Accounts after all withdrawals for such month have been made pursuant to Paragraph 3(h) above, to such account or accounts of Borrower as Borrower may direct (the "Borrower Accounts"), to transfer such excess funds to Borrower Accounts in order for Borrower to pay operating expenses of the Premises, to make distributions to the partners of Borrower, or other wise. Lender hereby disclaims any security interest in the amounts deposited into the Borrower Accounts and such accounts shall not be deemed "Accounts" as such term is defined herein or in the Mortgage. Notwithstanding the foregoing, Lender, in connection with any securitization of which the Loan forms a part, shall request that the Rating Agencies waive the requirement that Borrower deliver the certificate referred to in clause (ii) as a condition to the release of amounts remaining in the Operating Accounts and if all the Rating Agencies shall agree to such request, such requirement shall be deemed waived.

                  (j) In the event the Borrower has not paid or caused to be paid, the principal of and interest on the Note in full on or before the Reset Date, Borrower hereby instructs Agent to withdraw from each Operating Account by 12:00 p.m. New York time on the first Business Day of each month or as soon thereafter as there shall be collected funds on deposit in the Operating Accounts, the following amounts and in the following order of priority, based on the information set forth in a statement delivered to Agent by Borrower at least two (2) business days prior to the date of withdrawal (or if no statement is received by Agent then, based on the information set forth in the most recent statement delivered to Agent by Borrower) and upon which Agent may conclusively rely:

                  (i) funds in an amount equal to the related P&I Payment as set forth in Schedule 1 hereto and deposit the same into the P&I Escrow Account;

                  (ii) funds in an amount equal to the related Monthly Mortgage Escrow Amounts (including the Air Rights Reserve Amounts) as set forth on
      Schedule 2 hereto and deposit the same into the Mortgage Escrow Account;

                  (iii) funds in an amount equal to the Reserve Amounts, if any, and deposit the same into the Mortgage Escrow Account;

                  (iv) funds in an amount equal to the monthly allocation of Cash Expenses in the Approved Annual Budget ("Approved Operating Expenses") and approved Extraordinary Expenses ("Approved Extraordinary Expenses"), if any, and pay the same to Lender;

                  (v) funds in an amount equal to the Monthly Capex Amount and deposit the same into the Capital Expenditure Reserve Account;

                  (vi) funds in an amount equal to the Monthly TI and Leasing Amounts and deposit the same into the TI and Leasing Reserve Account;

                  (vii) funds in an amount equal to the Lease Expiration Re serve Amounts and deposit the same into the TI and Leasing Reserve Account;

                  (viii) funds in an amount equal to the lesser of the outstanding principal due under the Note and the balance of funds in the Operating Accounts until such time as Lender shall notify Agent in writing that the principal amount is paid in full, and pay the same to Lender; and

                  (ix) funds in an amount (as Lender shall certify in writing to Agent) equal to the Accrued Interest (which shall not be duplicative of amounts paid in clause (viii) above), including, if applicable, interest at the Default Rate applicable from and after the Reset Date and pay the same to Lender.

                  (k) Borrower hereby instructs the Agent to withdraw from the P&I Escrow Account by 12:00 p.m. New York time on each Payment Date and pay to Lender the Monthly Amount due to Lender on such Payment Date, and, from and after the Reset Date, to pay to Lender any additional interest amounts required under the Note from the funds deposited into the P&I Escrow Account pursuant to
Section 3(j) hereof.

                  (l) The Capital Expenditure Reserve Amounts shall be disbursed by Agent at the written instructions of Lender in accordance with Section 48(a) of the Mortgage. If Agent shall reasonably determine that there will be insufficient amounts in the Capital Expenditures Reserve Account to disburse such amounts, Agent shall provide written notice of same to Borrower and disburse such available amounts in accordance with the written instructions of Lender as shall be available in accordance with such instructions.

                  (m) The TI and Leasing Reserve Amounts shall be disbursed by Agent at the written instructions of the Lender in accordance with Section 48(b) of the Mortgage. If Agent shall reasonably determine that there will be insufficient amounts in the TI and Leasing Reserve Account to disburse such amounts, Agent shall provide written notice of same to Borrower and disburse such available amounts in accordance with the written instructions of Lender as shall be available in accordance with such instructions.

                  (n) On or before the first day of each calendar year during the term of the Note, Borrower shall deliver to the Agent a statement setting forth the Monthly Mortgage Escrow Amounts (including Air Rights Reserve Amounts) and the Monthly Amounts which will be required to be paid pursuant to the provisions of the Mortgage for the succeeding calendar year. In the event Borrower subsequently determines that any such statement delivered to the Agent hereunder contains incorrect or incomplete information, Borrower shall promptly deliver an amended statement of Mortgage Escrow Amounts to the Agent, clearly identifying the revised or additional information contained therein. Lender shall instruct Agent in writing to withdraw funds from the Mortgage Escrow Account from time to time, in accordance with Section 8(d) of the Mortgage, to pay all real estate taxes and insurance premiums allocable to the Mortgaged Property in accordance with Section 8 of the Mortgage.

                  (o) The Security Deposit Account/Orlando and the Security Deposit Account/Tower 45 shall be disbursed by Agent at the written instruction of Lender in accordance with Section 15(e) of the Mortgage.

                  (p) Upon the occurrence of an Event of Default and the acceleration of the Note, Lender shall promptly notify Agent in writing of such Event of Default and acceleration and, without notice from Agent or Lender, (x) Borrower shall have no further right in respect of (including, without limitation, the right to instruct Lender or Agent to transfer from) the Accounts, and (y) Lender may direct Agent to liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Agent, as agent for Lender, or Lender to exercise and enforce Lender's rights and remedies hereunder with respect to any Collateral. In the absence of such written notice, Agent may assume that no Event of Default shall have occurred.

                  (q) Any amounts held in any of the Accounts shall be in vested, liquidated and reinvested at Borrower's written direction (provided no Event of Default shall have occurred and be continuing), or if an Event of Default shall have occurred and be continuing, at Lender's written direction, in the name of Agent, as agent for Lender, as secured party under this Agreement, in either case, in permitted investments, as set forth on Exhibit C hereto (the "Permitted Investments") (or, if Borrower so directs and no Event of Default shall have occurred and be continuing, shall be retained in the applicable Account) and disbursed in accordance with this Agreement. Amounts held in the Accounts, may be commingled for purposes of purchasing Permitted Investments. In no event shall Agent have any responsibility or liability for the types of investments that Borrower may direct it to make, nor shall it have any duty or responsibility to confirm that the same are in fact Permitted Investments. In addition, the Agent shall not be liable for any investment losses resulting from any investment of funds on deposit in the Accounts.

                  (r) All of the Accounts shall be established and maintained at Borrower's election either as segregated "trust" accounts or as segregated accounts with an Approved Bank. All of the Accounts which are not held at an Approved Bank shall be Eligible Accounts. An Eligible Account is a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers.

                  (s) Reference is hereby made to that certain lease dated July 8, 1991 made by Tower 45 Associates Limited Partnership, predecessor in interest to Borrower, as landlord, and D.E.Shaw & Co., L.P. ("D.E.Shaw"), as tenant (the "Shaw Lease"). Pursuant to Article 33 of the Shaw Lease, D.E.Shaw is required to fund a lump sum security deposit in the amount of One Hundred Twenty One Thousand Seven Hundred Sixty Two Dollars ($121,762) (the "Cash Security"), which funds have been deposited in the D.E.Shaw Security Deposit Account on the date hereof. In addition, D.E. Shaw is required to deliver United States Treasury bills, notes and/or bonds as more particularly set forth on Schedule 3 attached hereto (the "Bonds") to Borrower, as security for the payment of the Cancellation Penalty (as defined in the Shaw Lease) as well as other amounts due thereunder. Borrower has transferred or caused to be transferred to Agent on the date hereof such Bonds and all amounts received with respect thereto shall be deposited in the D.E. Shaw Bond Account. Lender shall instruct Agent in writing to disburse the Cash Security, or a portion thereof, and the D.E. Shaw Bond Account, or a portion thereof, at the end of the Shaw Lease or as may otherwise be provided in Articles 33 and 37 thereof, provided that Borrower shall deliver an Officer's Certificate to Lender stating that, pursuant to the terms of the Shaw Lease, or upon termination of the Shaw Lease as provided therein, the security deposit shall be released to D.E. Shaw.

            4. Financing Statement; Further Assurances. Simultaneously herewith, Borrower shall execute and deliver to Agent for filing a financing statement or statements in connection with the Collateral in the form required to properly perfect Agent's security interest therein as agent for Lender. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Agent or Lender may reason ably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Agent or Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Agent shall be under no obligation whatsoever to file any financing statement or continuation statement to any such financing statement, or to make any other filing or other registration under the UCC, other relevant legislation or similar statute in connection with this Agreement.

            5. Transfers and Other Liens. Except as permitted under the Mortgage and hereunder, Borrower agrees that it will not (i) sell or otherwise dispose of any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to all or any of the Collateral, except for the Lien granted to Agent, as agent for Lender, under this Agreement.

            6. Lender's Right to Perform Borrower's Obligations; No Liability of Lender. If Borrower fails to perform any of the covenants or obligations contained herein, and such failure shall continue for a period five (5) Business Days after Borrower's receipt of written notice thereof from Lender, Lender may itself perform, or cause performance of, such covenants or obligations, and the reasonable expenses of Lender incurred in connection therewith shall be payable by Borrower to Lender in accordance with Section 10 hereof. Notwithstanding the Lender's right to perform certain obligations of Borrower, it is acknowledged and agreed that Borrower retains control of the Premises and operation thereof and notwithstanding anything contained herein or Agent's or Lender's exercise of any of its rights or remedies hereunder, under the Loan Documents or otherwise at law or in equity, neither Agent nor Lender shall be deemed to be a mortgagee-in-possession nor shall Lender be subject to any liability with respect to the Premises or otherwise based upon any claim of lender liability.

            7. Reasonable Care. (a) Beyond the exercise of reasonable care in the custody thereof, neither Agent nor Lender shall have any duty as to any Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Agent and Lender each shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent or Lender accords its own property, it being understood that Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof, by reason of the act or omission of Agent or Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Agent's or Lender's gross negligence or willful misconduct.

            (b) In the event that Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in the Accounts until it shall be directed otherwise in writing by all of the parties hereto or by a final order or judgment of a court of competent jurisdiction.

            8. Remedies.

            Upon the occurrence and during the continuance of an Event of Default, Agent, as agent for Lender, may:

                  (a) without notice to Borrower, except as required by law, and at any time or from time to time, charge, set-off and other wise apply all or any part of the Collateral against the Obligations or any part thereof;

                  (b) in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC; and

                  (c) demand, collect, take possession of, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof) as Lender may determine in its sole discretion.

Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral. Borrower acknowledges and agrees that ten (10) days' prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.

            9. No Waiver. The rights and remedies provided in this Agreement and the other Loan Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by Agent or Lender in exercising any right or remedy hereunder or under the Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to Agent and/or Lender under Section 8 or by law may be exercised by Agent and/or Lender at any time and from time to time, and as often as Agent and/or Lender may deem it expedient. Any and all of Agent's and/or Lender's rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of Borrower under the Federal Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes or any state, (b) the release or substitution of Collateral at any time, or of any rights or interests therein or
(c) any delay, extension of time, renewal, compromise or other indulgence granted by the Agent and/or Lender in the event of any default, with respect to the Collateral or otherwise hereunder. No delay or extension of time by Agent and/or Lender in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Agent and/or Lender, shall constitute a waiver thereof, or limit, impair or prejudice Agent's and/or Lender's right, without notice or demand, to take any action against Borrower or to exercise any other power of sale, option or any other right or remedy.

            10. Fees and Expenses. The Collateral shall secure, and Borrower shall pay to Agent and Lender and/or Agent's and Lender's counsel on demand, from time to time, all costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements, and transfer, recording and filing fees, taxes and other charges) of, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted hereby, the custody, care, sale, transfer, administration, collection of or realization on the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Agent and/or Lender under this Agreement, the Note, the Mortgage, or the other Loan Documents. Agent shall be paid certain fees in connection with the performance of its services hereunder pursuant to a separate agreement among Borrower, Agent and Tower Realty Operating Partnership, L.P., which fees, together with reimbursable expenses, if not paid in accordance with such agreement, may be set off against any amounts from time to time in the Operating Accounts.

            11. Agent Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Agent as Borrower's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Collateral upon the occurrence and during the continuance of an Event of Default, and is empowered hereunder to do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Agent or Lender may deem necessary or desirable to more fully vest in Agent as agent for Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. If Borrower fails to perform any agreement herein contained, Agent as agent for Lender may itself perform or cause performance of any such agreement, and any reasonable expenses of Agent and Lender incurred in connection therewith shall be paid by Borrower as provided in Section 10 hereof.

            12. No Liability.

      (a) Except as set forth herein, Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto.

      (b) Agent undertakes to perform only such duties as are expressly set forth herein. The duties and responsibilities of Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied. Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than as outlined in this Agreement. Agent shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities.

      (c) Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. Agent shall have no duty to solicit any payments which may be due it hereunder. Agent shall not in any way be held liable by reason of any insufficiency in any Account unless it is determined by a court of competent jurisdiction that Agent's gross negligence or willful misconduct was the primary cause of such insufficiency.

      (d) Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that Agent's gross negligence or willful misconduct was the primary cause of any loss to Borrower or Lender. Agent may consult with independent counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel, except in those cases where Agent has been guilty of gross negligence or willful misconduct. Agent assumes no liability for any matter or merchandise received through the Post Office Box which are not depositable items, except in those cases where Agent has been guilty of gross negligence or willful misconduct.

      (e) It is understood that Agent may rely solely upon any account numbers or similar identifying number provided by either of the parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. Agent may apply any of the deposited funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated by such beneficiary.

      (f) Borrower shall indemnify Agent for, and hold it harmless against, any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where Agent has been guilty of gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Agent has been advised of the likelihood of such loss or damage and regard less of the form of action. The foregoing indemnifications shall survive any termination of this Agreement and the resignation or removal of Agent.

            13. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, this Agreement shall terminate and Borrower shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Agent and/or Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the lien hereof.

            14. Resignation of Agent. (a) Agent shall have the right to resign as Agent hereunder upon thirty (30) days' prior written notice to Borrower and the Rating Agencies, and in the event of such resignation, Borrower shall appoint a successor Agent which may be any banking institution which has a rating by the Rating Agencies not lower than BBB or its equivalent. No such resignation by Agent shall become effective until a successor Agent shall have accepted such appointment and executed an instrument by which it shall have assumed all of the rights and obligations of Agent hereunder. If no such successor Agent is appointed within sixty (60) days after receipt of the resigning Agent's notice of resignation, the resigning Agent may petition a court for the appointment of a successor Agent.

                  (b) In connection with any resignation by Agent, (i) the resigning Agent shall, at the sole cost of Borrower, (A) duly assign, transfer and deliver to the successor Agent this Agreement and the Operating Account Agreement and all cash and Permitted Investments held by it hereunder, (B) execute such financing statements and other instruments as may be necessary to assign to the successor Agent the security interest in the Collateral existing in favor of the retiring Agent hereunder and to otherwise give effect to such succession and (C) take such other actions as may be reasonably required by the Borrower or the successor Agent in connection with the foregoing and (ii) the successor Agent shall establish in its name, as secured party, cash collateral accounts, which shall become the Accounts for purposes of this Agreement upon the succession of such Agent.

            15. Miscellaneous.

                  (a) This Agreement constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.

                  (b) No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

                  (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

                  (d) All notices, demands, requests, consents, approvals and other communications (any of the foregoing, a "Notice") required, permitted, or desired, to be given hereunder shall be in writing sent by telefax or by registered or certified mail, postage prepaid, return receipt requested or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 15(d). Any such Notice shall be deemed to have been received three (3) days after the date such Notice is mailed or on the date of sending by telefax or delivery by hand or courier addressed to the parties as follows:

If to Lender:                      Merrill Lynch Mortgage Capital Inc.
                                   World Financial Center
                                   North Tower
                                   New York, New York 10281
                                   Attn: Frederick T. Kelly

With a copy to:                    Skadden, Arps, Slate, Meagher & Flom LLP
                                   919 Third Avenue
                                   New York, New York 10022
                                   Attn: Martha Feltenstein, Esq.

If to Borrower:                    Magnolia Associates, LTD.
                                   c/o Tower Realty Operating Partnership, L.P.
                                   120 West 45th Street, 24th Floor
                                   New York, New York 10036
                                   Attn: Lawrence H. Feldman

With a copy to:                    Tower Realty Operating Partnership, L.P.
                                   120 West 45th Street, 24th Floor
                                   New York, New York 10036-4003
                                   Attn: Lawrence H. Feldman
                                         and Joseph Kasman

With a copy to:                    Battle Fowler LLP
                                   75 East 55th Street
                                   New York, New York 10022
                                   Attn: Bradley A. Kaufman, Esq.

If to Agent:                       The Chase Manhattan Bank
                                   450 West 33rd Street
                                   15th Floor

                                   New York, New York 10001
                                   Attn: Collateral Management Administration

With a copy to:                    Thacher Proffitt & Wood
                                   2 World Trade Center
                                   New York, New York 10048
                                   Attn.: Charles Dietzgen

                  (e) All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

                  (f) This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York.

                  (g) Recourse with respect to any claim arising under or in connection with this Agreement shall be limited to the same extent as is provided in Section 33 of the Mortgage with respect to claims against Borrower and the terms, covenants and conditions of Section 33 of the Mortgage are hereby incorporated by reference as if fully set forth herein.

                  (h) This Agreement may be executed in any number of counterparts.

            IN WITNESS WHEREOF, the parties hereto have duly executed this amended and restated Agreement as of the day and year first above written.

                             BORROWER:

                             MAGNOLIA ASSOCIATES, LTD.,
                             a Florida limited partnership


                             By: Tower Orlando GP LLC,
                                 a Delaware limited liability company,
                                 its general partner


                                 By: Tower QRS No. 3 Corp.,
                                     a Delaware corporation,
                                     its managing member


                                     By: /s/ Lawrence H. Feldman
                                        -------------------------------------
                                        Name: Lawrence H. Feldman
                                        Title: President

                             LENDER:

                             MERRILL LYNCH MORTGAGE CAPITAL INC.,
                             a Delaware corporation


                                     By: /s/ Lawrence Miller
                                        -------------------------------------
                                        Name: Lawrence Miller
                                        Title: Director

                             AGENT:

                             THE CHASE MANHATTAN BANK


                             By: /s/ Gene Riccolo
                                -------------------------------------
                                Name: Gene Riccolo
                                Title: Assistant Vice President

                                   Schedule 1
                                 Monthly Amount

                                                          After Nov. 1, 1999
                             Until Nov. 1, 1999           Until Reset Date

Orlando Premises             $227,348.93                  $267,170.88

Tower 45 Premises            $380,535.90                  $447,189.76

                                   Schedule 2
                         Monthly Mortgage Escrow Amounts

                   Tax             Insurance   Air Rights
                   Escrow          Escrow      Reserve Amounts  Total
                   ------          ------      ---------------  -----

Orlando Premises   $ 74,370.86     $2,568.13                    $ 76,938.99

Tower 45 Premises  $310,643.11     $6,309.55   $47,916.67       $364,869.33
                   -----------     ---------   ----------       -----------

        TOTAL      $415,013.97     $8,877.68   $47,916.67       $393,891.65

                                   Schedule 3
                             D.E. Shaw Bond Deposits